EXHIBIT 10.16


   SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 26, 2003


                                      AMONG


                  CLARK CONSULTING, INC. a Delaware corporation

                                   As Borrower


                   BANK ONE, NA a national banking association

                         As Agent and Swing Line Lender


                    CERTAIN FINANCIAL INSTITUTIONS As Lenders

                                       and

                         BANC ONE CAPITAL MARKETS, INC.

                     As Lead Arranger And Sole Book Runner

ARTICLE I      DEFINITIONS ................................................... 1
ARTICLE II     THE CREDITS ...................................................17
     2.1.      Commitments ...................................................17
     2.2.      Required Payments; Termination ................................18
     2.3.      Ratable Loans .................................................19
     2.4.      Types of Advances ........ ....................................19
     2.5.      Swing Line Loans ..............................................19
     2.6.      Fees; Reductions in Aggregate Commitment ......................20
     2.7.      Minimum Amount of Each Advance ................................20
     2.8.      Optional Principal Payments ...................................20
     2.9.      Method of Selecting Tunes and Interest Periods for
                  New Advances ...............................................21
     2.10.     Conversion and Continuation of Outstanding Advances ...........21
     2.11.     Changes in Interest Rate, etc. ................................22
     2.12.     Rates Applicable After Default ................................22
     2.13.     Method of Payment .............................................22
     2.14.     Noteless Agreement; Evidence of Indebtedness ..................23
     2.15.     Telephonic Notices ............................................23
     2.16.     Interest Payment Dates; Interest and Fee Basis ................23
     2.17.     Notification of Advances Interest Rates,
                 Prepayments and Commitment Reductions .......................24
     2.18.     Lending Installations .........................................24
     2.19.     Non-Receipt of Funds by the Agent .............................24
     2.20.     Facility LCs ..................................................24
     2.21.     Extension of Revolving Credit Termination Date ................28
     2.22.     Replacement of Lender .........................................28
     2.23.     Limitation of Interest ........................................29
     2.24.     Attrition Rate ................................................30

ARTICLE III    YIELD PROTECTION; TAXES; TRUST PREFERRED
                  SECURITIES; SECURTTIZATION .................................30
     3.1.      Yield Protection ..............................................30
     3.2.      Changes in Capital Adequacy Regulations .......................31
     3.3.      Availability of Types of Advances .............................31
     3.4.      Funding Indemnification .......................................31
     3.5.      Taxes .........................................................31
     3.6.      Lender Statements; Survival of Indemnity ......................33
     3.7.      Trust Preferred Securities ....................................33
     3.8.      Securitizations ...............................................33

ARTICLE IV     CONDITIONS PRECEDENT ..........................................34
     4.1.      Initial Credit Extension ......................................34
     4.2.      Each Credit Extension .........................................35

ARTICLE V      REPRESENTATIONS AND WARRANTIES ................................35
     5.1.      Existence and Standing ........................................35
     5.2.      Authorization and Validity ....................................35
     5.3.      No Conflict; Government Consent ...............................35
     5.4.      Financial Statements ..........................................36
     5.5.      Material Adverse Change .......................................36
     5.6.      Taxes .........................................................36
     5.7.      Litigation and Contingent Obligations .........................36
     5.8.      Subsidiaries ..................................................36

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                               TABLE OF CONTENTS
                                  (continued)

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                                                                            ----

     5.9.      ERISA .........................................................37
     5.10.     Accuracy of Information .......................................37
     5.11.     Regulation U ..................................................37
     5.12.     Material Agreements ...........................................37
     5.13.     Compliance With Laws ..........................................37
     5.14.     Ownership of Properties .......................................37
     5.15.     Plan Assets: Prohibited Transactions ..........................37
     5.16.     Environmental Matters .........................................37
     5.17.     Investment Company Act ........................................38
     5.18.     Public Utility Holding Company Act ............................38
     5.19.     Reportable Transaction ........................................38
     5.20.     Subordinated Indebtedness .....................................38
     5.21.     Insurance .....................................................38
     5.22.     Solvency ......................................................38

ARTICLE VI     COVENANTS .....................................................39
     6.1.      Financial Reporting ...........................................39
     6.2.      Use of Proceeds ...............................................40
     6.3.      Notice of Default .............................................40
     6.4.      Conduct of Business ...........................................40
     6.5.      Taxes .........................................................40
     6.6.      Insurance .....................................................40
     6.7.      Compliance with Laws ..........................................41
     6.8.      Maintenance of Properties .....................................41
     6.9.      Inspection ....................................................41
     6.10.     Dividends .....................................................41
     6.11.     Indebtedness ..................................................41
     6.12.     Merger ........................................................42
     6.13.     Sale of Assets ................................................42
     6.14.     Investments and Acquisitions ..................................42
     6.15.     Liens .........................................................43
     6.16.     Affiliates ....................................................44
     6.17.     Subordinated Indebtedness .....................................44
     6.18.     Sale of Accounts ..............................................44
     6.19.     Sale and Leaseback Transactions and
                  other Off-Balance Sheet Liabilities ........................44
     6.20.     Contingent Obligations ........................................44
     6.21.     Letters of Credit .............................................44
     6.22.     Financial Covenants ...........................................44
     6.23.     Investment Company ............................................45

ARTICLE VII    DEFAULTS ......................................................45
     7.1.      Defaults ......................................................45

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ................48
     8.1.      Acceleration, Facility LC Collateral Account ..................48
     8.2.      Amendments ....................................................49
     8.3.      Preservation of Rights ........................................49

ARTICLE IX     GENERAL PROVISIONS ............................................50
     9.1.      Survival of Representations ...................................50
     9.2.      Governmental Regulation .......................................50

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

     9.3.      Headings ......................................................50
     9.4.      Entire Agreement ..............................................50
     9.5.      Several Obligations; Benefits of this Agreement ...............50
     9.6.      Expenses; Indemnification .....................................50
     9.7.      Numbers of Documents ..........................................51
     9.8.      Accounting ....................................................51
     9.9.      Severability of Provisions ....................................51
     9.10.     Nonliability of Lenders .......................................51
     9.11.     Confidentiality ...............................................52
     9.12.     Nonreliance ...................................................52
     9.13.     Disclosure ....................................................52

ARTICLE X      THE AGENT .....................................................52
     10.1.     Appointment: Nature of Relationship ...........................52
     10.2.     Powers ........................................................53
     10.3.     General Immunity ..............................................53
     10.4.     No Responsibility for Loans, Recitals, etc ....................53
     10.5.     Action on Instructions of Lenders .............................53
     10.6.     Employment of Agents and Counsel ..............................54
     10.7.     Reliance on Documents: Counsel ................................54
     10.8.     Agent's Reimbursement and Indemnification .....................54
     10.9.     Notice of Default .............................................54
     10.10.    Rights as a Lender ............................................54
     10.11.    Lender Credit Decision ........................................55
     10.12.    Successor Agent ...............................................55
     10.13.    Agent and Arranger Fees .......................................55
     10.14.    Delegation to Affiliates ......................................55
     10.15.    Execution of Collateral Documents .............................55
     10.16.    Collateral Releases ...........................................56
     10.17.    Co-Agents, Documentation Agent, Syndication Agent, etc. .......56

ARTICLE XI     SETOFF; RATABLE PAYMENTS ......................................56
     11.1.     Setoff ........................................................56
     11.2.     Ratable Payments ..............................................56
     11.3.     Proceeds of Collateral ........................................56

ARTICLE XIII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS .............56
     12.1.     Successors and Assigns ........................................57
     12.2.     Participations ................................................57
     12.3.     Assignments ...................................................58
     12.4.     Dissemination of Information ..................................59
     12.5.     Tax Treatment .................................................59

ARTICLE XIII   NOTICES .......................................................60
     13.1.     Notices .......................................................60
     13.2.     Change of Address .............................................60

ARTICLE XIV    COUNTERPARTS ..................................................60

ARTICLE XV     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL ..60
     15.1.     CHOICE OF LAW .................................................60
     15.2.     CONSENT TO JURISDICTION .......................................60

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
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     15.3.     WAIVER OF JURY TRIAL ..........................................61

SIGNATURE PAGES
CONSENT OF GUARANTOR
PRICING SCHEDULE*
COMMITMENT SCHEDULE*
FACILITY FEE SCHEDULE*
EXHIBIT A   - FORM OF OPINION*
EXHIBIT B   - FORM OF COMPLIANCE CERTIFICATE*
EXHIBIT C   - FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT*
EXHIBIT D   - FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION*
EXHIBIT E-1 - FORM OF AMENDED AND RESTATED TERM NOTE*
EXHIBIT E-2 - FORM OF AMENDED AND RESTATED REVOLVING NOTE*

-------------------
* Not filed herewith.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

         This Second Amended and Restated Credit Agreement, dated as of the 26th day of November, 2003, is among Clark Consulting, Inc., a Delaware corporation (f/k/a Clark/Bardes Consulting, Inc. and f/k/a Clark/Bardes, Inc.) ("BORROWER,") the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:

                                    RECITALS:

         I. Borrower, Agent and certain of the Lenders have previously entered into that certain Amended and Restated Credit Agreement (as heretofore amended, modified, and supplemented, the "EXISTING CREDIT AGREEMENT") dated as of December 28, 1999, pursuant to which the Lenders agreed to make the Loans available to Borrower. The Existing Credit Agreement has been previously modified and amended pursuant to (i) that certain First Amendment to Amended and Restated Credit Agreement dated as of August 23, 2000, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 21, 2001, (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated as of May 22, 2002, (iv) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of November 26, 2002, and (v) that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of May 13, 2003.

         II. Payment and performance of the Obligations (under and as defined in the Existing Credit Agreement) under the Loan are guaranteed by Parent pursuant to that certain Guaranty Agreement (the "EXISTING GUARANTY") executed by Parent in favor of Agent and the Lenders.

         III. Borrower has requested certain modifications and amendments to, and consents under, the Existing Credit Agreement. Borrower, Agent and the Lenders desire to execute this Agreement to amend and restate the Existing Credit Agreement to effect such changes to the Existing Credit Agreement and to remove certain parties as Lenders hereunder. Accordingly, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "ACQUISITION EBITDA" is defined in the definition of Consolidated
EBITDA.

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         "ADVANCE" means a borrowing hereunder, (i) made by some or all of the
Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

         "ADVANCE RATE" means, with respect to fees and commissions owing by (i) insurance companies which were included in the Borrowing Base on December 28, 1999, 80%, (ii) insurance companies which were not included in the Borrowing Base on December 28, 1999, but with which Borrower subsequently commenced doing business (other than those covered under clause (iv) below), and who had a financial strength rating by S&P or Moody's below A or were unrated at the time of such commencement, 0%, (iii) insurance companies which were not included in the Borrowing Base on December 28, 1999, but with which Borrower subsequently commenced doing business (other than those covered under clause (iv) below), and who had a financial strength rating by S&P or Moody's of A or above at the time of such commencement, the advance rate set forth below opposite such company's financial strength rating by S&P or Moody's (or the lower rating in the event of a conflict) on the date of calculation, and (iv) companies which Borrower proposes to include in the Borrowing Base and which arise out of an Acquisition by Borrower, the advance rate set forth below opposite such company's financial strength rating by S&P or Moody's (or the lower rating in the event of a conflict) on the date of calculation:

          S&P Rating                   Moody's Rating             Advance Rate
          A or better                    A or better                  80%
              A-                             A2                       70%
             BBB+                           Baal                      50%
              BBB                           Baa2                      30%
     below BBB or unrated           below Baa or unrated               0%

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGENT" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof.

         "AGGREGATE OUTSTANDING CREDIT EXPOSURE" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "AGREEMENT" means this Second Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

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         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "APPLICABLE FEE RATE" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ARRANGER" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "ASSUMED EXPENSE ALLOWANCE" means an expense and commission percentage of twenty-five percent (25%).

         "ATTRITION RATE" means the assumed yearly rate of attrition of renewals of existing policies and contracts, which for purposes of calculating Present Value of Renewals, are initially 5% with respect to contracts and policies in the Banking Portfolio and 15% with respect to all other contracts and policies, which Attrition Rate shall be re-set annually as set forth in Section 2.24.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "AUTHORIZED OFFICER" means any of the Chief Financial Officer, the Controller, the President of Borrower, or any other person designated in writing by any of the foregoing persons, acting singly.

         "AVAILABLE AGGREGATE COMMITMENT" means, at any time, the lesser of Aggregate Commitment then in effect or the Borrowing Base then in effect, minus the Aggregate Outstanding Credit Exposure at SUCH time.

         "BANKING PORTFOLIO" means the portfolio of policies and contracts sold to commercial Banks.

         "BANK ONE" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "BORROWER" means Clark Consulting, Inc. (f/k/a Clark/Bardes Consulting, Inc., and f/k/a Clark/Bardes, Inc.), a Delaware corporation, and its successors and assigns.

         "BORROWING BASE" means an amount equal to (i) the applicable Advance Rate times the Net Present Value of Renewals, minus (ii) Borrower's Consolidated Funded Indebtedness, each as indicated in the most recently delivered quarterly compliance certificate.

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         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" IS defined in Section 2.9.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "CALCULATION LEVERAGE RATIO" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for Borrower's then most recently ended four fiscal quarters.

         "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition (other than an Acquisition) of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "CAPITAL SECURITIES GUARANTEE" is defined in Section 3.7.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "CHANGE IN CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, other than any such Person or Persons in the Control Group, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of Borrower or Parent;
(ii) Parent shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of voting stock of Borrower on a fully diluted basis; or (iii) the failure of W. T. Wamberg ("WAMBERG") to (a) continue to own the greater of (1) 5% of the outstanding capital stock of Parent or (2) more of the outstanding capital stock in Parent than any other person in the Control Group or (b) continue to act as Chairman of the Board of Directors of Parent.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means all of the assets (fixed and intangible, and whether or not such assets would be included on a Balance Sheet of such Person in accordance with Agreement Accounting Principles) of Borrower and Parent, including, without limitation, all of the outstanding capital stock in Borrower, which Collateral is to be pledged to the Lenders pursuant to the Collateral Documents, excluding the assets of NewCo and the SPV formed in connection with the Proposed Securitization, as well as Borrower's ownership in NewCo or any such SPV.

         "COLLATERAL DOCUMENTS" means, collectively, (i) the Pledge and Security Agreement dated as of January 15, 1999, executed by Borrower and Parent, in favor of Lenders pursuant to which Borrower and Parent pledged and granted a security interest in the Collateral, and (ii) the Guaranty.

         "COLLATERAL SHORTFALL AMOUNT" is defined in Section 8.1.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below and on the attached "Commitment Schedule", or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof. The Commitment of each Lender shall be increased by its pro-rata share of any Securitization Proceeds Term Loan Repayment Amount (as defined and more particularly described in Section 2.2.3).

         "CONSOLIDATED CAPITAL EXPENDITURES" means, with reference to any period, the Capital Expenditures of Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued during such period,
(iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business and other than as a result of discontinuation of operations, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for Borrower and its Subsidiaries on a consolidated basis. Consolidated EBITDA shall be adjusted if Borrower consummates a Permitted Acquisition during the period in question to include the effect of pro-forma EBITDA for the company acquired (based on EBITDA [calculated in the same manner as Consolidated EBITDA] of the company acquired for the four quarters preceding the date of acquisition), which amount shall be adjusted, with the approval of Required Lenders, to negate the effect of excessive salaries and quantifiable non-recurring expenses ("ACQUISITION EBITDA"). The foregoing adjustment based on Acquisition EBITDA is conditioned upon receipt and approval by Required Lenders of information substantiating such adjustment, including, without limitation, audited financial statements (or, with the consent of Required Lenders, compiled financial statements certified by the Chief Financial Officer of Borrower) of the company acquired for the most recently ended fiscal year.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, including, without limitation, all Permitted Acquisition Indebtedness.

         "CONSOLIDATED INDEBTEDNESS" means at any time the Indebtedness of Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of Borrower and its Subsidiaries calculated on a consolidated basis for such period (excluding fees paid to Agent and the Lenders in connection with closing of the transaction contemplated by this Agreement), including interest on the Subordinated Debt Securities.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET WORTH" means at any time the consolidated stockholders' equity of Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONSOLIDATED RENTALS" means, with reference to any period, the Rentals of Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED TOTAL CAPITALIZATION" means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "CONTROL GROUP" means the following individuals: Tom Wamberg, Tom Pyra, Larry Hendrickson, and Rich Chapman.

         "CONTROLLED Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.10.

         "CREDIT EXTENSION" means the making of an Advance or the issuance of a Facility LC hereunder.

         "CREDIT EXTENSION DATE" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "DEBT TO CAPITALIZATION RATIO" means, as of any date of determination, the ratio (expressed as a percentage) of (a) total funded debt of Borrower to
(b) the sum of (i) total funded debt of Borrower plus (ii) shareholders equity as reflected on Borrower's balance sheet prepared in accordance with Agreement Accounting Principles.

         "DEFAULT" means an event described in Article VII.

         "EARN OUT PAYMENTS" means any payment by Borrower or any Subsidiary to the former owner of assets or equity interests which were acquired by Borrower or such Subsidiary as additional acquisition consideration after the closing date of such Acquisition.

         "ENVIRONMENTAL Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURODOLLAR ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "EURODOLLAR LOAN" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "EXISTING ISSUE" is defined in Section 3.7.

         "EXTENSION REQUEST" is defined in Section 2.21.

         "FACILITY LC" is defined in Section 2.20.1.

         "FACILITY LC APPLICATION" is defined in Section 2.20.3.

         "FACILITY LC COLLATERAL ACCOUNT" is defined in Section 2.20.11.

         "FACILITY TERMINATION DATE" means, (i) with respect to each Term Conversion, five (5) years after the date of such Term Conversion, and (ii) with respect to the entire Revolving Credit Facility, December 31, 2006, or any later date as may be specified as the Facility Termination Date in accordance with
Section 2.21 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FINANCIAL CONTRACT" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "FLOATING RATE" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GUARANTOR" means collectively, (i) Parent and its successors and assigns, and (ii) each Subsidiary of Borrower or Parent (other than Wamberg Financial Corporation) and its successors and assigns.

         "GUARANTY" means that certain Unlimited Guaranty dated as of January 15, 1999, executed by Parent in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "HIGHEST LAWFUL RATE" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter 303 of the Texas Finance Code, as amended (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069-113.003) establishes the Highest Lawful Rate, such rate shall be the "indicated (weekly) rate ceiling" (as defined in Chapter 303 of the Texas Finance Code, as amended) for that day.

         "HYPOTHETICAL AMORTIZATION" means an amount equal to 20% of (a) the Aggregate Outstanding Credit Exposure, minus (b) the Working Capital Sublimit.

         "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Letters of Credit, (ix) Net Mark-to-Market Exposure of Rate Hedging Agreements and other Financial Contracts, (x) Off-Balance Sheet Liabilities, (xi) Operating Lease Obligations,
(xii) Rate Hedging Obligations, (xiii) Sale and Leaseback Transactions, (xiv) Receivables Transaction Attributed Indebtedness, (xv) Subordinated Debt Securities, and (xvi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, three, six or twelve months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, three, six or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third, sixth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, third, sixth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

        "LCFEE" is defined in Section 2.20.4.

        "LC ISSUER" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC OBLIGATIONS" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC PAYMENT DATE" is defined in Section 2.20.5.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LEVERAGE RATIO" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for Borrower's then most-recently ended four fiscal quarters, minus Earn Out Payments (other than Earn Out Payments made to Tom Wamberg) made during such period.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means the Term Loan, a Revolving Loan or a Swing Line Loan.

         "LOAN DOCUMENTS" means this Agreement, the Facility LC Applications and any Term Notes or Revolving Notes issued pursuant to Section 2.14, the Collateral Documents, the Guaranty and any other agreement or instrument executed in connection herewith or therewith.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents to which it is a party, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "MATERIAL INDEBTEDNESS" means Indebtedness in an outstanding principal amount of $1,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

         "MATERIAL INDEBTEDNESS AGREEMENT" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "MODIFY" and "MODIFICATION" are defined in Section 2.20.1.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTI-EMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NET MARK-TO-MARKET EXPOSURE" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "NET PRESENT VALUE OF RENEWALS" means an amount equal to the product of
(i) one minus the Assumed Expense Allowance, times (ii) the Present Value of Renewals.

         "NEWCO" is defined in Section 3.8.

         "NON-U.S. LENDER" is defined in Section 3.5(iv).

         "NOTE" means any promissory note issued at the request of a Lender pursuant to Section 2.14 in the form of Exhibit E-1 or E-2, as applicable.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.3.1.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "OFF-BALANCE SHEET LIABILITY" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

         "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "OPERATING LEASE OBLIGATIONS" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of Borrower and its Subsidiaries.

         "OTHER TAXES" is defined in Section 3.5(ii).

         "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

         "OVERNIGHT TRANSACTION LOAN EFFECTIVE RATE" means, as of any day, a fluctuating rate of interest per annum determined by the Agent as its overnight transaction loan rate for such day.

         "OVERNIGHT TRANSACTION LOAN RATE" means, with respect to a Swing Line Loan, a rate equal to the sum of (1) the Overnight Transaction Loan Effective Rate plus (ii) the Applicable Margin.

         "PARENT" means Clark, Inc., a Delaware corporation, (f/k/a Clark/Bardes, Inc., and f/k/a Clark/Bardes Holdings, Inc.) of which Borrower is a Wholly Owned Subsidiary.

         "PARENT GUARANTEE" is defined in SECTION 3.7.

         "PARTICIPANTS" is defined in Section 12.2.1.

         "PAYMENT DATE" means the first (1st) day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" means (a) an Acquisition by Borrower or an Affiliate or Subsidiary of Borrower (which is or becomes a Guarantor hereunder) which is approved in writing by Required Lenders, or (b) an Acquisition by Borrower or an Affiliate of Borrower of companies in the same or substantially similar industry as Borrower where (i) the total consideration for such Acquisition is less than $20,000,000 and the cash portion of such total is less than $10,000,000; provided, however, if less than fifty percent (50%) of the assets purchased for such Acquisition are from existing in-force insurance, the total consideration for such Acquisition is less than $5,000,000, and (ii) financial projections for Borrower (together with the entity to be acquired) for the period following such Acquisition (verified by receipt by Required Lenders of information substantiating such projections, including, without limitation, audited financial statements [or, with the consent of Required Lenders, compiled financial statements certified by the Chief Financial Officer of Borrower] of the company acquired for the most recently ended fiscal year, and approval by Required Lenders of the accuracy of such information and the methodology employed in making such projections) is delivered to Required Lenders, indicating that such acquisition will not cause Borrower to be in default of any covenant contained herein.

         "PERMITTED ACQUISITION INDEBTEDNESS" means Indebtedness incurred by Borrower or an Affiliate of Borrower as a portion of the purchase price of a Permitted Acquisition, which Indebtedness is Subordinated Indebtedness and otherwise on terms and conditions satisfactory to Agent.

         "PERMITTED EMPLOYEE AND PRODUCER LOANS" means (i) secured advances to Borrower's employees or producers in the aggregate not to exceed $1,000,000,
(ii) unsecured advances to Borrower's employees or producers in the aggregate not to exceed $1,000,000 and (iii) unsecured loans made to new employees and producers on or around their hire date, the proceeds of which are used to repay loans from their former employer, which loans shall (A) be in an aggregate amount not to exceed $9,000,000 and (B) be made prior to December 30, 2002.

         "PERMITTED INDEBTEDNESS" is defined in Section 6.11.

         "PERMITTED PURCHASE MONEY OBLIGATIONS" means purchase money obligations (including capital leases) incurred in the ordinary course of business of Borrower which are not in excess of $750,000 outstanding at any one time.

         "PERMITTED REPURCHASE" is defined in Section 6.10.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

         "PRESENT VALUE OF RENEWALS" means the net commissions and fees to be earned by Borrower (after deducting the amount required to be paid to the producer thereof) on renewals of existing policies and contracts (excluding any surrendered or lapsed policies or contracts and any policies or contracts for which Borrower has received notice of non-renewal for the 10 year period following the date of determination (deducting, for each year after such date, the applicable Attrition Rate [i.e. multiplied by one minus such applicable Attrition Rate for each such year]), discounted to present value at a per annum rate equal to twelve percent (12%).

         "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PROPOSED ISSUE" is defined in Section 3.7.

         "PROPOSED SECURITIZATION" is defined in Section 3.8.

         "PRO RATA SHARE" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "PURCHASERS" is defined in Section 12.3.1.

         "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by Borrower or any Subsidiary pursuant to which Borrower or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts or notes receivable and rights related thereto, provided that (i) all of the terms and conditions of such transaction or series of transactions, including without limitation the amount and type of any recourse to Borrower or any Subsidiary with respect to the assets transferred, are acceptable to the Agent and the Required Lenders, and (ii) the Receivables Transaction Attributed Indebtedness incurred in such transaction or series of transactions does not exceed $65,000,000.

         "RATE MANAGEMENT OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by Borrower or any subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "RECEIVABLES TRANSACTION ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of all obligations of Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REPORTS" is defined in Section 9.6.

         "REQUIRED LENDERS" means Lenders in the aggregate having at least 66.67% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66.67% of the Aggregate Outstanding Credit Exposure.

         "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "RESPONSE DATE" is defined in Section 2.21.

         "REVOLVING CREDIT FACILITY" is defined in Section 2.1.1.

         "REVOLVING CREDIT TERMINATION BALANCE" means the aggregate principal amount of Advances under the Revolving Credit Facility outstanding on December 31 of each year after giving effect to any Advances made or repaid by such date, less the Working Capital Sublimit.

         "REVOLVING CREDIT TERMINATION DATE" means, (i) with respect to each Term Conversion of a Year End Balance, December 31. of such year and (ii) with respect to the entire Revolving Credit Facility, December 31, 2006 or any later date as may be specified as the Revolving Credit Termination Date in accordance with Section 2.20 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "REVOLVING LOAN" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

         "REVOLVING NOTE" is defined in Section 2.14.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

         "SPV" is defined in Section 3.8.

         "STATED RATE" is defined in Section 2.23.

         "SUBORDINATED DEBT SECURITIES" means (i) the junior subordinated debt securities issued by Borrower pursuant to the Existing Issue and (ii) any subordinated debt securities issued by Borrower pursuant to any Proposed Issue.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of a Person which (i) is expressly subordinate to the Loans, (ii) is designated by such Person in a certificate delivered to the Agent as "Subordinated Debt" at the time of the incurrence of such Indebtedness (or in the case of Indebtedness existing on the date hereof in a certificate delivered to the Agent on the date hereof), and
(iii) is approved in writing by Required Lenders as "Subordinated Debt".

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or, controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower and a Subsidiary of Parent. For purposes of this Agreement, in no event will NewCo or any SPV formed in connection with the Proposed Securitization be considered Subsidiaries of Borrower or Parent, nor will the results of operations (including, without limitation, revenue, expenses or indebtedness) of NewCo or any SPV formed in connection with the Proposed Securitization be included in the calculation of Borrower's consolidated financial results.

         "SUBSTANTIAL PORTION" means, with respect to the Property of Borrower and its Subsidiaries, Property which represents more than 15% of the consolidated assets of Borrower and its Subsidiaries or property which is responsible for more than 15% of the consolidated net sales or of the consolidated net income of Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "SWING LINE BORROWING NOTICE" is defined in Section 2.5.2.

         "SWING LINE COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $2,500,000 at any one time outstanding.

         "SWING LINE LENDER" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

         "SWING LINE LOAN" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5 bearing interest at the Overnight Transaction Loan Rate.

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "TERM CONVERSION" is defined in Section 2.1.1.

         "TERM LOAN" means a term loan by the Lenders in accordance with their Pro Rata Shares, which amount represents a Term Conversion effected on December 31, 2002 in the original amount of $50,000,000, the outstanding principal balance of which is $17,995,500.00 on the date hereof.

         "TERM NOTE" is defined in Section 2.14.

         "TRANSFEREE" is defined in Section 12.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance, a Eurodollar Advance or a Swing Line Loan and with respect to any Loan, its nature as a Floating Rate Loan, a Eurodollar Loan or a Swing Line Loan.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "WORKING CAPITAL SUBLIMIT" means (a) prior to the earlier of December 31, 2003, or the closing of the Proposed Securitization, $35,000,000, and (b) thereafter $20,000,000.

         "YEAR END BALANCE" is defined in Section 2.1.1.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

         2.1. Commitments.

                  2.1.1 Revolving Credit Facility. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, (i) to make revolving Loans to Borrower from time to time and (ii) participate in Facility LCs issued upon the request of Borrower (the "REVOLVING CREDIT FACILITY"), provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow under the Revolving Credit Facility at any time prior to the Revolving Credit Termination Date. Commencing on December 31, 2004, and continuing on December 31 of each year until the Revolving Credit Termination Date, the Revolving Credit Termination Balance on such date (the "YEAR END BALANCE") shall convert (a "TERM CONVERSION") to a term loan, to be repaid as provided in Section 2.2; provided, that, (x) the amount of the Term Conversion on December 31, 2004 shall not exceed $50,000,000, and (y) the aggregate balance of all Term Conversions in existence at any time shall not exceed $50,000,000. Each Lender's Commitment to lend under the Revolving Credit Facility shall (A) be reduced by its Pro Rata Share of the term loans resulting from each Term Conversion and (B) expire on the Revolving Credit Termination Date. Principal payments made (I) on such Year End Balances and (II) after the Revolving Credit Termination Date, may not be reborrowed. The Revolving Credit Facility (other than the Working Capital Sublimit, which shall be used for the purposes set forth in the definition thereof) shall be used solely for (x) the purchase of assets used in the ordinary course or Borrower's business and (y) Permitted Acquisitions. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

                  2.1.2 Term Loan. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to continue its Pro Rata Share of the Term Loan to Borrower.

                  2.1.3 Accordion. Lenders hereby approve an increase in the permitted maximum amount of the Revolving Credit Facility to $105,000,000, based on new commitments from existing Lenders or new Lenders in accordance with the terms of this Agreement (without implying any obligation of any Lender to increase the amount of its Commitment hereunder).

The ability to obtain increased Commitments shall terminate on December 31, 2004, and the permitted maximum amount of the Revolving Credit Facility following such date shall be the Aggregate Commitments on such date.

         2.2. Required Payments; Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

                  2.2.1 Year End Balances. Commencing on the last day of March following each Term Conversion, and continuing on the last day of each June, September, December and March thereafter until paid in full, Borrower shall make a principal payment (in addition to the interest payments required by Section 2.16) on the Year End Balances to Agent for the account of each Lender in an amount equal to the Year End Balance of such Term Conversion, divided by twenty (20).

                  2.2.2 Term Loan. Commencing on the last day of December, 2003, and continuing on the last day of each March, June, September and December thereafter until paid in full, Borrower shall make a principal payment (in addition to the interest payments required by Section 2.16) on the Term Loan to Agent for the account of each Lender in an amount equal to $1,736,605.26. The Term Loan shall be payable in full on December 31, 2007.

                  2.2.3 Other Mandatory Principal Payments. In addition to the principal payments provided for above in Sections 2.2.1 and 2.2.2, Borrower shall make a payment to Agent for the account of each Lender in an amount equal to (i) the amount by which (A) the balance of the Revolving Credit Facility at any time outstanding exceeds (B) the Borrowing Base, and (ii) 100% of the net cash proceeds (i.e. gross cash proceeds less ordinary and reasonable closing costs) of (V) the sale of any material asset, including but not limited to the sale of accounts receivable or renewals, (W) the issuance of other Indebtedness other than Permitted Indebtedness (without implying the Lenders' consent to any such Indebtedness except as specifically provided herein), (X) the issuance of any equity securities by Borrower, Parent or any Subsidiary of Borrower or Parent (whether public or private, registered or unregistered), (Y) the issuance of Subordinated Debt Securities and (Z) the Proposed Securitization. Except as set forth below, any mandatory prepayment under this Section 2.2.3 shall be applied first to the Term Loan, second to any then existing portion of the Revolving Credit Facility which is the subject of a Term Conversion, and third to the remainder of the Revolving Credit Facility, in each instance in the inverse order of maturity. Any mandatory prepayment under subsection
         (ii)(Y) in respect of the Proposed Issue shall be applied first to the Revolving Credit Facility, second to any then existing portion of the Revolving Credit Facility which is the subject of a Term Conversion, and third to the Term Loan, in each instance in the inverse order of maturity. The Commitments under the Revolving Credit Facility shall be increased pro-rata by the amount of proceeds of the Proposed Securitization paid under subsection (ii)(Z) and applied to the Term Loan (the "Securitization Proceeds Term Loan Repayment Amount"). Upon request of any Lender, Borrower shall execute new Notes reflecting the aforementioned increase in the Commitments.

                  2.2.4 Revolving Credit Facility. On the Revolving Credit Termination Date which relates to the entire Revolving Credit Facility, Borrower shall pay to Agent for the account of each Lender, the outstanding balance of the Working Capital Sublimit of the Revolving Credit Facility, together with any accrued but unpaid interest, and any unpaid fees and expenses relating thereto.

Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

         2.3. Ratable Loans. Each Advance hereunder (other than any Swing Line
Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Advances (other than Swing Line Loans) may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.9 and 2.10.

         2.5. Swing Line Loans.

                  2.5.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Revolving Credit Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure will not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Credit Termination Date.

                  2.5.2 Borrowing Nom. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Overnight Transaction Loan Rate.

                  2.5.3 Making of Swing Line Loans. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to
         Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address.

                  2.5.4 Repayment of Swing Line Loans. Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article
         XIII. Revolving Loans made pursuant to this Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 and 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Credit Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.6. Fees, Reductions in Aggregate Commitment.

                  2.6.1 Facility Fee. Borrower agrees to pay to the Agent for the account of each Lender a facility fee in an amount set forth on the attached "Facility Fee Schedule" as reasonable compensation to the Lenders for making the Credit Extensions available to the Borrower, payable on the date of the closing of this Agreement.

                  2.6.2 Commitment Fee. Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Pro Rata Share of the maximum amount of the Revolving Credit Facility from the date hereof to and including the Revolving Credit Termination Date, payable at the end of each calendar quarter hereafter and on the Revolving Credit Termination Date. Swing Line Loans shall not count as usage of any Lender's Commitment for purposes of calculating the commitment fee due hereunder.

                  2.6.3 Reductions in Aggregate Commitment. Borrower may permanently reduce the Aggregate Commitment (which shall also result in a reduction in the commitment fee provided for in the first sentence of this Section) in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.7. Minimum Amount of Each Advance. Each Eurodollar Advance and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.8. Optional Principal Payments. Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances. Borrower may at any time pay, without penalty or premium, all outstanding Swing Line

Loans, or in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to Agent and the Swing Line Lender by 11:00 A.M. (Chicago time) on the date of repayment. Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon two Business Days' prior notice to the Agent. Prior to the occurrence of an Unmatured Default, principal payments shall be applied to the Loans as determined by Borrower; after the occurrence of an Unmatured Default, principal payments shall be applied to the Loans as determined by Required Lenders. In any event, principal installments applied to the Term Loan shall be applied in the inverse order of maturity.

         2.9. Method of Selecting Types and Interest Periods for New Advances. Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and each Swing Line Loan and two Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                           (i) the Borrowing Date, which shall be a Business
                  Day, of such Advance,

                           (ii) the aggregate amount of such Advance,

                           (iii) the Type of Advance selected, and

                           (iv) in the case of each Eurodollar Advance, the
                  Interest Period applicable thereto.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to Borrower at the Agent's aforesaid address. Borrower shall be entitled to no more than seven (7) Eurodollar Loans outstanding at any one time.

         2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                           (i) the requested date, which shall be a Business
                  Day, of such conversion or continuation,

                           (ii) the aggregate amount and Type of the Advance
                  which is to be converted or continued, and

                           (iii) the amount of such Advance which is to be
                  converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Overnight Transaction Loan Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

           2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9, 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 3% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 3% per annum and (iii) the LC Fee shall be increased by 3% per annum, provided that, during the continuance of a Default under Section 7.1 (f) or (g), the interest rates set forth in clauses
(i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section
2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by Borrower to the LC Issuer pursuant to Section 2.20.6.

         2.14. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans under the Term Loan be evidenced by a promissory note (a "TERM NOTE"). In such event, Borrower shall prepare, execute and deliver to such Lender a Term Note payable to the order of such Lender in the form attached hereto as Exhibit E-1. Thereafter, the Loans evidenced by such Term Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Term Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Term Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         (v) Any Lender may request that its Loans under the Revolving Credit Facility be evidenced by a promissory note, or in the case of Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively (a "REVOLVING NOTE"). In such event, Borrower shall prepare, execute and deliver to such Lender a Revolving Note payable to the order of such Lender in the form attached hereto as Exhibit E-2 (with appropriate changes for notes evidencing Swing Line Loans). Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Revolving Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Revolving Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.
         2.15. Telephonic Notices. Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.16. Interest Payment Dates, Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.19. Non-Receipt of Funds by the Agent. Unless Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by Borrower, the interest rate applicable to the relevant Loan.

         2.20. Facility LCs.

                  2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "FACILITY LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("MODIFY," and each such action a "MODIFICATION"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Credit Termination Date and (y) one year after its issuance.

                  2.20.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.20.3 Notice. Subject to Section 2.20.1, Borrower shall give the LC Issuer notice prior to 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "FACILITY LC APPLICATION"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.20.4 LC Fees. Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to 1/8% of the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an "LC FEE"). Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.20.5 Administration, Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC PAYMENT DATE"). The responsibility of the LC Issuer to Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each

         Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.20.6 Reimbursement by Borrower. Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 3% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to
         Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.20.7 Obligations Absolute. Borrower's obligations under this
         Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon Borrower and shall not put the LC Issuer or any Lender under any liability to Borrower. Nothing in this Section 2.20.7 is intended to limit the right of Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

                  2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.20.9 Indemnification. Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section
         2.20.9 is intended to limit the obligations of Borrower under any other provision of this Agreement.

                  2.20.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this
         Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                  2.20.11 Facility LC Collateral Account. Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "FACILITY LC COLLATERAL ACCOUNT") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall either obligate the Agent to require Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.21. Extension of Revolving Credit Termination Date. Borrower may request an extension of the Revolving Credit Termination Date by submitting a request for an extension to the Agent (an "EXTENSION REQUEST") no more than 60 days prior to the Revolving Credit Termination Date. The Extension Request must specify the new Revolving Credit Termination Date requested by Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "RESPONSE DATE"). The new Revolving Credit Termination Date shall be no more than 364 days after the Revolving Credit Termination Date in effect at the time the Extension Request is received, including the Revolving Credit Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Agent, the Revolving Credit Termination Date specified in the Extension Request shall become effective on the existing Revolving Credit Termination Date and the Agent shall promptly notify Borrower and each Lender of the new Revolving Credit Termination Date.

         2.22. Replacement of Lender. If Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "AFFECTED LENDER"), Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.23. Limitation of Interest. Borrower, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.23 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.23, even if such provision declares that it controls. As used in this Section 2.23, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "STATED RATE") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.23, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas

Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 )) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

         2.24. Attrition Rate. On or before February 28 of each year, Borrower shall submit and certify to Agent and each Lender a schedule of actual persistency and attrition for its policies and contracts during the prior four
(4) calendar years, which schedule shall be in substance and detail satisfactory to Agent and shall contain such back-up documentation as Agent shall require. Agent shall recalculate the Attrition Rate to be effective in calculating the Borrowing Base on the next March 31 and thereafter as the weighted average (based on dollar value of applicable policies and contracts) attrition, plus four percent (4%). Agent's calculation of the Attrition Rate shall be conclusive absent manifest error.

                                   ARTICLE III

       YIELD PROTECTION; TAXES; TRUST PREFERRED SECURITIES; SECURITIZATION
       -------------------------------------------------------------------

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 30 days of demand by such Lender or the LC Issuer, Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment (other than prepayments pursuant to Section 2.2.3) or otherwise, or a Eurodollar Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (i) All payments by Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent,
(a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions, (c) Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("OTHER TAXES").

         (iii) Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements, Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. Trust Preferred Securities. In connection with the Existing Credit Agreement, the Lenders approved and consented to a series of transactions pursuant to which (a) Borrower established Clark/Bardes Capital Trust I, a statutory trust organized under the Delaware Statutory Trust Act (the "TRUST"),
(b) the Trust sold and issued to Borrower common securities of the Trust for an aggregate purchase price of up to $464,000, (c) the Trust sold and issued to InCapS Funding I, Ltd., an exempted company with limited liability established under the laws of the Cayman Islands (the "VEHICLE"), capital securities with an aggregate liquidation preference of up to $15,000,000 (the "CAPITAL SECURITIES"), (d) the Trust purchased from Borrower $15,464,000 aggregate principal amount of Borrower's junior subordinated debt securities due 2033, (e) Parent guaranteed payments by the Trust to the Vehicle under the Capital Securities (the "CAPITAL SECURITIES GUARANTEE"), and (f) Parent guaranteed all of Borrower's obligations under an Indenture, among Borrower, Parent and Wilmington Trust Company, as trustee, and the certificate evidencing Borrower's junior subordinated debt securities referenced above, on the terms and subject to the conditions set forth therein (the "PARENT GUARANTEE"). The transactions referred to in (a), (b), (c), (d), (e) and (f) above are collectively the "EXISTING ISSUE". Borrower has requested that the Lenders approve and consent to one or more such transactions pursuant to which Borrower will issue up to an additional $30,000,000 (in aggregate liquidation preference) and $30,900,000 (in aggregate principal amount) of the subordinated debt securities of Borrower on terms substantially similar to those of the Existing Issue (the "PROPOSED ISSUE"). The Lenders hereby consent to and approve the Proposed Issue, provided
(i) Agent and the Lenders shall have received and approved the terms and documents by which the Proposed Issue is to be consummated and (ii) no Default or Event of Default exists under this Agreement as of the date of the closing of the Proposed Issue.

         3.8. Securitizations. In connection with the Existing Credit Agreement, the Lenders approved and consented to a series of transactions pursuant to which
(i) Borrower transferred certain assets to CBC Insurance Revenue Securitization, LLC ("NEWCO"), a special purpose vehicle which is wholly owned by Borrower and
(ii) NewCo issued certain asset-backed notes in the aggregate amount of up to

$325,000,000.00 and to the granting of liens as security therefore as more particularly described in that certain Preliminary Offering Memorandum dated September 26, 2002. The transactions referred to in (i) and (ii) above are collectively the "EXISTING SECURITIZATION". Borrower has requested that the Lenders approve and consent to a transaction pursuant to which Borrower will similarly transfer the assets described on Schedule 3.8 (the "SECURITIZED ASSETS") to a special purpose vehicle which is or will be wholly owned by Borrower ("SPV") and the issuance by NewCo or some other SPV of certain asset-backed notes in the aggregate amount of up to $65,000,000.00 (the "SECURITIZATION NOTES") and the granting of liens by NewCo or SPV on the Securitized Assets as security for the Securitization Notes (the "PROPOSED SECURITIZATION"). The Lenders hereby consent to and approve the Proposed Securitization, provided (i) Agent and the Lenders shall have received and approved the documents by which the Proposed Securitization is consummated and
(ii) no Default or Event of Default exists under this Agreement as of the date of the closing of the Proposed Securitization and (iii) the Proposed Securitization constitutes a Qualified Receivables Transaction.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless Borrower has furnished to the Agent with sufficient copies for the Lenders:

                  (i) Copies of the articles or certificate of incorporation of Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (ii) Copies, certified by the Secretary or Assistant Secretary of Borrower and each Guarantor, of their by-laws and of their Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which Borrower and each Guarantor is a party.

                  (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of Borrower and such Guarantor authorized to sign the Loan Documents to which Borrower and each Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by Borrower or a Guarantor.

                  (iv) A certificate, signed by the chief financial officer of Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

                  (v) A written opinion of Borrower's and Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit A.

                  (vi) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

                  (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  (viii) The Collateral Documents, fully executed by all parties thereto.

                  (ix) The insurance certificate described in Section 5.21.

                  (x) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Credit Extension. The Lenders shall not be (except as otherwise set forth in Section 2.5.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) required to make any Credit Extension unless on the applicable Credit Extension Date:

                  (i) There exists no Default or Unmatured Default.

                  (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice, Swing Line Borrowing Notice or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an a Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        Borrower represents and warrants to the Lenders that:

         5.1. Existence and Standing. Each of Borrower, Parent and their respective Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or (ii)

Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Borrower or any of its Subsidiaries, is required to be obtained by Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The June 30, 2003 consolidated financial statements of Parent, Borrower and their respective Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Parent, Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since June 30, 2003 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Parent, Borrower and their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. Parent, Borrower and their respective Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Parent, Borrower or any of their respective Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of Parent, Borrower and their respective Subsidiaries have been filed with the Internal Revenue Service through the fiscal year ended December 31, 2002. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Parent, Borrower and their respective Subsidiaries in respect of any taxes or other governmental charges are adequate. If any of the Subsidiaries of Borrower is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of Parent and Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Parent, Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of Parent, Borrower and their respective Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither Parent, Borrower nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Parent, Borrower nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $1,000,000.

         5.13. Compliance With Laws. Parent, Borrower and their respective Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in Borrower's most recent consolidated financial statements provided to the Agent as owned by Borrower and its Subsidiaries.

         5.15. Plan Assets, Prohibited Transactions. Neither Parent nor Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, and "benefit plan investors" (as defined in 29 C.F.R. ss. 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in Borrower.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of Borrower consider the effect of Environmental Laws on the business of Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrower due to Environmental Laws. On the basis of this consideration, Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither Borrower, Parent nor any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Reportable Transaction. Borrower does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

         5.20. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         5.21. Insurance. The certificate signed by the President or Chief Financial Officer of Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by Borrower with respect to itself and its Subsidiaries and that has been furnished by Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.22. Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

                  (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) as soon as possible but in no event later than April 30 of each calendar year, effective as of September 30 of the prior calendar year, a self-prepared report, which has been reviewed by Deloitte & Touche, or such other independent certified public accounting firm acceptable to Agent confirming that the in force insurance numbers in the year end Borrowing Base compliance certificate have been reviewed with any discrepancies noted.

                  (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer of Borrower showing the calculations necessary to determine compliance with this Agreement, showing the calculation of the Borrowing Base and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                  (v) As soon as available, but in any event within 90 days after the close of each of Borrower's fiscal years, a self-prepared report acceptable in form and substance to Agent showing the financial strength ratings by S&P and Moody's for all insurance companies or carriers that issued policies or contracts which in the aggregate represent two percent (2%) or more of the Present Value of Renewals.

                  (vi) As soon as possible and in any event within 10 days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto.

                  (vii) As soon as possible and in any event within 10 days after receipt by Borrower, a copy of (a) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (viii) Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished.

                  (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

         6.2. Use of Proceeds. Borrower will, and will cause Parent and each Subsidiary to, use the proceeds of the Credit Extensions for the purposes set forth in Section 2.1. Borrower will not, nor will it permit Parent or any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. Notice of Default. Borrower will, and will cause Parent and each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. Borrower will, and will cause Parent and each Subsidiary to, carry on and conduct its business in a substantially similar manner and in substantially similar fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. Borrower will, and will cause Parent and each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that Borrower or Parent or any of their respective Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

         6.6. Insurance. Borrower will, and will cause Parent and each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. Borrower will, and will cause Parent and each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. Maintenance of Properties. Borrower will, and will cause Parent and each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. Borrower will, and will cause Parent and each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, with reasonable notice, to inspect any of the Property, books and financial records of Borrower, Parent and each Subsidiary, to examine and make copies of the books of accounts and other financial records of Borrower, Parent and each Subsidiary, and to discuss the affairs, finances and accounts of Borrower, Parent and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. Dividends. Borrower will not, nor will it permit any Parent or any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to Borrower or to a Wholly-Owned Subsidiary of Parent or Borrower, (ii) prior to the occurrence of a Default or Unmatured Default, Borrower may repurchase capital stock of Parent pursuant to its Employee Stock Purchase Plan ("ESPP REPURCHASES"), and (iii) prior to the occurrence of a Default or Unmatured Default, Borrower or Parent may otherwise repurchase or retire (as applicable) capital stock in Parent in an amount not to exceed $5,000,000 in the aggregate (a "PERMITTED REPURCHASE").

         6.11. Indebtedness. Borrower will not, nor will it permit Parent or any Subsidiary to, create, incur or suffer to exist any Indebtedness, except the following (collectively, the "PERMITTED INDEBTEDNESS"):

                           (i) The Loans and the Reimbursement Obligations.

                           (ii) Indebtedness existing on the date hereof and
                  described in Schedule 2.

                           (iii) Indebtedness arising under Rate Management
                  Transactions related to the Loans having a Net Mark-to-Market Exposure not exceeding $5,000,000.

                           (iv) Receivables Transaction Attributed Indebtedness.

                           (v) Permitted Acquisition Indebtedness.

                           (vi) Permitted Purchase Money Obligations.

                           (vii) Indebtedness described in Schedule 6.11.

                           (viii) The Subordinated Debt Securities.

                           (ix) Other unsecured Indebtedness in an amount not to
                  exceed $1,000,000 in the aggregate.

         6.12. Merger. Borrower will not, nor will it permit Parent or any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into Borrower or a Wholly-Owned Subsidiary.

         6.13. Sale of Assets. Borrower will not, nor will it permit Parent or any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

                           (i) Sales of inventory in the ordinary course of
                  business.

                           (ii) Leases, sales or other dispositions of its
                  Property that, together with all other Property of Borrower, Parent and their respective Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of Borrower and its Subsidiaries.

                           (iii) Any transfer of an interest in accounts or
                  notes receivable and related assets as part of the Proposed Securitization.

The Lenders acknowledge that Borrower is obligated to pay a percentage of the Renewals (as defined in the Collateral Documents) to the producers of such Renewals pursuant to Principal Office Agreements (or similar oral arrangements) between Borrower and such producers.

         6.14. Investments and Acquisitions. (a) Borrower will not, nor will it permit Parent or any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                           (i) Cash Equivalent Investments.

                           (ii) Existing Investments in Subsidiaries and other
                  Investments in existence on the date hereof and described in
                  Schedule 1.

                           (iii) Other than during the existence of a Default,
                  Permitted Acquisitions (where any Subsidiary thereby created or acquired becomes a Guarantor by signing a joinder to the Guaranty and signs a joinder to the Collateral Documents as more particularly described in subsection (vi) below).

                           (iv) Investments comprised of capital contributions
                  (whether in the form of cash, a note, or other assets) to an SPV in connection with the Proposed Securitization.

                           (v) Permitted Employee and Producer Loans.

                           (vi) Other than during the existence of a Default,
                  Investments in any newly created or acquired Subsidiary so long as such Subsidiary (i) becomes a Guarantor by signing a joinder to the Guaranty and (ii) signs a joinder to the Collateral Documents, in each instance within ten days after it becomes active (i.e. not "inactive"). Borrower may establish or create Subsidiaries which are "inactive" (as hereinafter defined) when established or created without the necessity of complying with the foregoing requirements so long as such Subsidiaries remain "inactive"; provided that, as soon as practicable after, but in no event later than ten days after, each such Subsidiary so established or created ceases to be "inactive", Borrower shall (i) cause such Subsidiary to Guaranty the Loans, (ii) cause such Subsidiary to join the Collateral Documents as a grantor and pledgor thereunder, and
                  (iii) amend the Collateral Documents to reflect the pledge by Borrower, Parent or the appropriate Subsidiary of all of the ownership interests in such new Subsidiary. As used herein, an "inactive" Subsidiary shall mean any Subsidiary which has no assets or liabilities, other than as nominally required under applicable law in order for such Subsidiary to be established or created. "Inactive" Subsidiaries may include, without limitation, Subsidiaries formed to reserve a certain corporate or trade name in anticipation of business being done under that name and those formed in anticipation of an Acquisition which is pending.

                           (vii) Other Investments in an amount not to exceed
                  $5,000,000 in the aggregate.

         (b) Borrower will not, nor will it permit Parent or any Subsidiary to, make or suffer to exist any Permitted Acquisition if the total consideration for such Acquisition, plus the total consideration for all Acquisitions consummated during the 12 month period preceding the effective date of such Permitted Acquisition is greater than $25,000,000 without the prior written consent of Required Lenders.

         6.15. Liens. (a) Borrower will not, nor will it permit Parent or any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower, Parent or any of their respective Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its Subsidiaries.

                  (v) Liens existing on the date hereof and described in
         Schedule 2.

                  (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

                  (vii) Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of a Qualified Receivables Transaction.

                  (viii) Liens securing Permitted Purchase Money Obligations.

         (b) Borrower shall not, and Borrower shall not permit Parent or any Subsidiary of Parent or Borrower to, enter into any agreement (excluding this Agreement or any other Loan Documents) prohibiting the creation or assumption of any Lien upon any property, revenues, or assets of such Person, whether now owned or hereafter acquired.

         6.16. Affiliates. Borrower will not, and will not permit Parent or any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (ii) transactions between Borrower or any Subsidiary, on the one hand, and any Subsidiary or other special-purpose entity created to engage solely in a Qualified Receivables Transaction.

         6.17. Subordinated Indebtedness. Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

         6.18. Sale of Accounts. Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse except as part of the Proposed Securitization.

         6.19. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. Borrower will not, nor will it permit Parent or any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction, other than Permitted Indebtedness, or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (a) Rate Management Obligations permitted to be incurred under the terms of Section and
(b) Permitted Indebtedness.

         6.20. Contingent Obligations. Borrower will not, nor will it permit Parent or any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) for the Reimbursement Obligations and (iii) for the Capital Securities Guaranty and the Parent Guarantee.

         6.21. Letters of Credit. Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

         6.22. Financial Covenants.

                  6.22.1 Fixed Charge Coverage Ratio. Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA, minus Consolidated Capital Expenditures, minus taxes paid during such period, minus Earn Out Payments (other than Earn Out Payments made to Tom Wamberg) made during such period to (ii) Consolidated Interest Expense, plus Consolidated Rentals, plus required payments of principal Indebtedness (including Capitalized Lease Obligations), plus any Permitted Repurchases (other than ESPP Repurchases), plus, without duplication of the foregoing, the Hypothetical Amortization, plus expense for taxes paid or accrued, all calculated for Borrower and its Subsidiaries on a consolidated basis, to be less than 1.25 to 1.0.

                  6.22.2 Leverage Ratio. Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, for the then most-recently ended four fiscal quarters to be greater than 3.00 to 1.0.

                  6.22.3 Minimum Net Worth. Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $217,009,800, plus (ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending March 31, 2003 (without deduction for losses), plus (iii) 100% of the net cash proceeds of any offering of equity securities after the date of this Agreement (whether public or private), plus (iv) 100% of the shareholder equity of any entity acquired by Borrower, Parent or any of their respective Subsidiaries, minus (v) the amount (not to exceed, in the aggregate, $5,000,000) determined by Borrower in accordance with generally accepted accounting principles and approved by Agent, in its reasonable discretion, of impaired goodwill, including expensed options.

                  6.22.4 Maximum Debt to Capitalization. The Borrower will not permit the Debt to Capitalization Ratio to be, as of the last day of each of its fiscal quarters, greater than 55%.

         6.23. Investment Company. The Borrower will cause any Subsidiary of Borrower or Parent which is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (15 U.S.C.A. ss. 80a, et seq.) (the "INVESTMENT COMPANY ACT") or which is otherwise subject to the Investment Company Act to be in compliance with the Investment Company Act, including, without limitation, 15 U.S.C.A. ss. 80a-18(f)(1).

                                   ARTICLE VII

                                    DEFAULTS
                                    --------

         7.1. Defaults. The occurrence of any one or more of the following events shall constitute a Default:

                  (a) Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

                  (b) Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

                  (c) The breach by Borrower of any of the terms or provisions of Article VI, Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.22, or
         6.23.

                  (d) The breach by Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Lender; provided, that if such breach can be cured and Borrower begins and is diligently pursuing a cure thereof prior to the expiration of the ten day cure period above provided, then Borrower shall not be in default hereunder if Borrower cures such failure within thirty days after the above provided written notice of such breach.

                  (e) Failure of Borrower or any of its Subsidiaries or any Guarantor to pay when due any Material Indebtedness; or the default by Borrower or any of its Subsidiaries or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

                  (f) Borrower or any of its Subsidiaries or any Guarantor shall
         (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.1 (f) or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.1(g).

                  (g) Without the application, approval or consent of Borrower or any of its Subsidiaries, or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.1(f)(iv) shall be instituted against Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

                  (h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower and its Subsidiaries or any Guarantor which, when taken together with all other Property of Borrower and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

                  (i) Borrower, Parent or any of their Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) final judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

                  (j) The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

                  (k) Nonpayment by Borrower, Parent or any Subsidiary of any Rate Management Obligation when due or the breach by Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

                  (1) Any Change in Control shall occur.

                  (m) Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum.

                  (n) Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

                  (o) Borrower, Parent or any of their Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

                  (p) The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

                  (q) Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                  (r) Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

                  (s) The representations and warranties set forth in Section
         5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.

                  (t) Borrower, Parent or any Subsidiary shall fail to pay when due (i) any Operating Lease Obligation, obligation under a Sale and Leaseback Transaction or Contingent Obligation where the total amount of such Operating Lease Obligation, Sale and Leaseback Transaction or Contingent Obligation is in excess of $1,000,000, or (ii) any obligation with respect to a Letter of Credit.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

         8.1. Acceleration, Facility LC Collateral Account. (i) If any Default described in Section 7.1 (f) or (g) occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "COLLATERAL SHORTFALL AMOUNT"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives, and (b) upon notice to Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on Borrower to pay, and Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on Borrower to pay, and Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by Borrower to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.1 (f) or (g) with respect to Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

                  (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

                  (ii) Reduce the percentage specified in the definition of Required Lenders.

                  (iii) Extend the Facility Termination Date, the Revolving Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit Borrower to assign its rights under this Agreement.

                  (iv) Amend this Section 8.2.

                  (v) Release any guarantor of any Advance or, except as provided in the Collateral Documents, in one transaction or series of transactions, release all or a Substantial Portion of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No Amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement.

           8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         9.1. Survival of Representations. All representations and warranties of Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13, which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) BORROWER SHALL REIMBURSE THE AGENT AND ARRANGER FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR AGENT, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE AGENT) PAID OR INCURRED BY AGENT OR ARRANGER IN CONNECTION WITH THE PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, SYNDICATION, REVIEW, AMENDMENT, MODIFICATION, AND ADMINISTRATION OF THE LOAN DOCUMENTS. BORROWER ALSO AGREES TO REIMBURSE AGENT, ARRANGER, LC ISSUER AND THE LENDERS FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR AGENT, ARRANGER, LC ISSUER AND THE LENDERS, WHICH ATTORNEYS MAY BE EMPLOYEES OF AGENT, ARRANGER, LC ISSUER

OR THE LENDERS) PAID OR INCURRED BY AGENT, ARRANGER, LC ISSUER OR ANY LENDER IN CONNECTION WITH THE COLLECTION AND ENFORCEMENT OF THE LOAN DOCUMENTS. EXPENSES BEING REIMBURSED BY BORROWER UNDER THIS SECTION INCLUDE, WITHOUT LIMITATION, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE REPORTS DESCRIBED IN THE FOLLOWING SENTENCE. BORROWER ACKNOWLEDGES THAT FROM TIME TO TIME BANK ONE MAY PREPARE AND MAY DISTRIBUTE TO THE LENDERS (BUT SHALL HAVE NO OBLIGATION OR DUTY TO PREPARE OR TO DISTRIBUTE TO THE LENDERS) CERTAIN AUDIT REPORTS (THE "REPORTS") PERTAINING TO BORROWER'S ASSETS FOR INTERNAL USE BY BANK ONE FROM INFORMATION FURNISHED TO IT BY OR ON BEHALF OF BORROWER, AFTER BANK ONE HAS EXERCISED ITS RIGHTS OF INSPECTION PURSUANT TO THIS AGREEMENT.

         (II) BORROWER HEREBY FURTHER AGREES TO INDEMNIFY AGENT, ARRANGER, LC ISSUER AND EACH LENDER, ITS DIRECTORS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT AGENT, ARRANGER, LC ISSUER OR ANY LENDER IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DIRECT OR INDIRECT APPLICATION OR PROPOSED APPLICATION OF THE PROCEEDS OF ANY CREDIT EXTENSION HEREUNDER EXCEPT TO THE EXTENT THAT THEY ARE DETERMINED IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION. THE OBLIGATIONS OF BORROWER UNDER THIS SECTION 9.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

           9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

           9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on Borrower's audited financial statements.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations. Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. Borrower and each Lender hereby (i) acknowledge and agree that (a) one or more Affiliates of Bank One are or may become direct or indirect equity investors in Borrower or Parent, (b) Bank One is or may become a lender to, and agent bank for, Borrower or Parent, and (c) Bank One and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with Borrower or Parent, and (ii) waive any liability of Bank One or such Affiliate to Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                    ARTICLE X

                                    THE AGENT
                                    ---------

         10.1. Appointment, Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any guarantor of any of the Obligations or of any of Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (unless the consent of more than the Required Lenders is required pursuant to Section 8.2, in which case the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Lenders required by such Section), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents, Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that
(i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent and Arranger Fees. Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated of even date herewith, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

         10.16. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

         10.17. Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a "co-agent" nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         11.3. Proceeds of Collateral. Lenders agree, among themselves, that unless otherwise agreed to by Agent and the Required Lenders, all monies collected or received by Agent after the occurrence of an Event of Default in respect of the security for the Loans, directly or indirectly, or by any other means shall be applied (a) to all costs of collection or maintenance of the Collateral, and then to either interest or principal of the Aggregate Outstanding Credit Exposure as recommended by Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Pro Rata Shares) until the Loans are paid in full, and (b) to any Rate Management Obligations owed to any Lender under any Rate Management Transaction, only after payment in full of the outstanding principal and interest under the Loans.

                                   ARTICLE XII

                 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                 ------------------------------------------------

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and
(iii) any transfer by Participation must be made in compliance with Section
12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2. Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents (in amounts of not less than $5,000,000, or a lesser amount with the consent of Borrower). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Revolving Credit Termination Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases all or substantially all of the collateral, if any, securing any such Credit Extension, or which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

                  12.2.3 Benefit of Certain Provisions. Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrower, and
         (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3. Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents, provided such Lender provides to Borrower, the Agent, the LC Issuer and the other Lenders notice of such Lender's intent to make such assignment (a "NOTICE OF ASSIGNMENT"). Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of Borrower, and the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  12.3.2 Consents. The consent of Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans). The consent of the Issuing Bank shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections
         12.3.1 and 12.3.2, and (ii) payment of a $4,000 fee paid by the assigning Lender or purchaser to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.4 Register. The Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES
                                     -------

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING

HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                     SIGNATURES FOUND ON FOLLOWING PAGES.]

         IN WITNESS WHEREOF, Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                                    BORROWER:
                                    ---------

                                    CLARK CONSULTING, INC. (f/k/a
                                      Clark/Bardes Consulting, Inc.,
                                      and f/k/a Clark/Bardes, Inc.), a
                                      Delaware corporation


                                    By: /s/ Thomas M. Pyra
                                        ---------------------------------------
                                    Print Name: Thomas M. Pyra
                                    Title: COO


                                          102 S. Wynstone Park Drive, Suite 200
                                          N. Barrington, Illinois 60010
                                          Attention:  W. T. Wamberg, Tom Pyra
                                                         and Jeff Lemajeur
                                          Telephone: (847) 304-5800
                                          FAX: (847) 304-5878

COMMITMENTS:                        LENDERS:
------------                        --------

Term: $7,423,143.75                 BANK ONE, NA, a national
Revolving: $25,576,856.25             banking association,
                                      Individually and as Agent


                                    By: /s/ J. Patrick Brockette
                                        ---------------------------------------
                                    Print Name: J. Patrick Brockette
                                    Title: Vice President

                                          1717 Main Street; Third Floor
                                          Dallas, Texas 75201
                                          Attention: Pat Brockette
                                          Telephone: (214) 290-2453
                                          FAX: (214) 290-2305


                                 Signature Page

Term: $4,498,875.00                 LASALLE BANK NATIONAL ASSOCIATION,
Revolving: $15,501,125.00             a national banking association
                                      (f/k/a LaSalle National Bank)


                                    By: /s/ Holly Unger
                                        ----------------------------------------
                                    Print Name: Holly Unger
                                    Title: Commercial Loan Officer

                                          135 South LaSalle Street
                                          Chicago, Illinois 60603
                                          Attention: Holly Unger
                                          Telephone: (312) 904-7117
                                          FAX: (312) 904-6353


Term: $3,374,156.25                 THE FROST NATIONAL BANK, a national
Revolving: $11,625,843.75             banking association


                                    By: /s/ Chris W. Holder
                                        ----------------------------------------
                                    Print Name: Chris W. Holder
                                    Title: Senior Vice President

                                          2727 N. Harwood, 10th Floor
                                          Dallas, Texas 75201
                                          Attn: Chris Holder
                                          Telephone: (214) 515-4960
                                          FAX: (214) 515-4955

Term: $2,699,325.00                 MB FINANCIAL BANK, N.A., a national
Revolving: $9,300,675.00              banking association

                                    By: /s/ Maureen M. Janes
                                        ----------------------------------------
                                    Print Name:  Maureen M. Janes
                                    Title: Vice President

                                          1200 N. Ashland Ave.
                                          Chicago, IL 60622
                                          Attn: Maureen Janes
                                          Telephone: (773) 292-6286
                                          FAX: (773) 489-4058


                                 Signature Page

                              CONSENT OF GUARANTOR
                              --------------------

         The undersigned Guarantor hereby (a) acknowledges its consent to the changes effected by this Agreement, (b) ratifies and confirms all terms and provisions of the Unlimited Guaranty dated January 15, 1999, (c) agrees that such Unlimited Guaranty is and shall remain in full force and effect with respect to the Loans, as increased and amended hereby, (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by such Unlimited Guaranty, and (e) reaffirms all agreements and obligations under such Unlimited Guaranty with respect to the Loan Agreement, the Notes, the Loans and all other documents, instruments or agreements governing, securing or pertaining to the Loans, as the same may be modified and increased by this Agreement.

        EXECUTED as of this 20th day of November, 2003.

                                    GUARANTOR:
                                    ----------

                                    CLARK, INC. (f/k/a Clark/Bardes, Inc.,
                                      and f/k/a Clark/Bardes Holdings, Inc.),
                                      a Delaware corporation

                                    By: /s/ Thomas M. Pyra
                                        ----------------------------------------
                                    Print Name: Thomas M. Pyra
                                    Title: COO

                                 Signature Page